EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Employee Stock Purchase Plan and the Employees' Retirement and Savings Plan of Highlands Insurance Group, Inc. of our report dated March 8, 1996 included in Highlands Insurance Group, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.


                                              Arthur Andersen LLP


Houston, Texas
May 29, 1998


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